CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-126329, 333-122509, 333-103046, 333-72479, and 333-180361) of Landauer, Inc. of our report dated February 2, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Landauer, Inc. which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 2, 2015